EXHIBIT 99.1

Joint Filing Agreement

By this Agreement, the undersigned agree that this Statement on Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the Ordinary Shares of Norwegian Cruise Lines Holdings Ltd. is being filed on behalf of each of us.

Dated: May 28, 2020

J. Michael Chu

By:	/s/ J. Michael Chu

Scott A. Dahnke

By:	/s/ Scott A. Dahnke

LC9 Managers Ltd.

By:	/s/ Scott A. Dahnke
Name: Scott A. Dahnke
Title: Authorized Person

LC9 Skipper, L.P.

By:	/s/ Scott A. Dahnke
Name: Scott A. Dahnke
Title: Authorized Person